EXHIBIT 23.1

INDEPENDENT AUDITOR’S CONSENT

        We consent to the incorporation herein by reference of our report dated November 17, 2000, accompanying the financial statements of Multi-Link Telecommunications, Inc., also incorporated herein by reference in the Form S-3 Registration Statement of Multi-Link Telecommunications, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in the registration statement.

                                                                                                                 /s/ HEIN + ASSOCIATES LLP

Denver, Colorado
April 27, 2001